UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) : May 26, 2005

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 26, 2005, the Company entered into a Settlement Agreement (the “Settlement Agreement”) by and between Schlumberger Technology Corporation, a Texas corporation (“STC”), Schlumberger Technologies, Inc., a Delaware corporation (“STI”), and Schlumberger B.V., a corporation organized under the laws of The Netherlands (“SBV” and, together with STC and STI, the “Sellers”) on the one hand, and NPTest Holding Corporation, a Delaware corporation (“NPTest Holding”), NPTest Acquisition Corporation, a Delaware corporation (“NPTest Acquisition”) and the Company (the Company together with NPTest Holding and NPTest Acquisition, the “Acquirors”) on the other hand (collectively, the “Parties”). Prior to the Company’s entry into the Settlement Agreement, the Parties, with the exception of the Company, entered into a stock purchase and sale agreement, dated as of June 24, 2003 (the “Stock Purchase Agreement”), pursuant to which NPTest Acquisition acquired NPTest International Limited, a corporation organized under the laws of the British Virgin Islands and NPTest, Inc. a Delaware corporation. Subsequent to the Stock Purchase Agreement, the Company acquired NPTest Holding pursuant to an Agreement and Plan of Reorganization dated February 22, 2004.

The Parties entered into the Settlement Agreement to resolve and settle obligations of the Acquirors under Section 1.4 of the Stock Purchase Agreement or those assumed through subsequent transactions, and to extinguish any claims by the Sellers related thereto. The terms of the Settlement Agreement include the following: (a) the Company will pay (i) cash consideration in the aggregate amount of $4,000,000 to STI and SBV and (ii) issue an aggregate number of shares of Common Stock of the Company, par value $0.001 per share, to STI and SBV equal to the quotient of (x) $5,000,000 divided by (y) the average closing trading price, as reported on the Nasdaq National Market, per share of the Common Stock for the five (5) consecutive trading days beginning on, and including May 27, 2005 and ending on, and including June 3, 2005 (the “Shares”); (b) the Company, STI and SBV will enter into a Registration Rights Agreement with respect to the Shares; and (c) the Sellers acknowledge full and complete satisfaction of, and covenant not to sue and forever fully release and discharge each Acquiror of, and hold each Acquiror harmless from, any and all rights, claims, warranties, demands, debts, obligations, liabilities, costs, attorney’s fees, expenses, suits losses and causes of action of any nature whatsoever, whether known or unknown, suspected or unsuspected, arising in respect or in connection with Section 1.4 of the Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ David A. Ranhoff
David A. Ranhoff
President, Chief Executive Officer and
Director

Date: May 26, 2005